                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       ALTERNATIVE LIVING SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    (Alternative Living Services, Inc. Logo)
                             450 N. SUNNYSLOPE ROAD
                                   SUITE 300
                          BROOKFIELD, WISCONSIN 53005

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 1999

To the Stockholders of Alternative Living Services, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders (together with any adjournments or postponements thereof, the "Meeting") of Alternative Living Services, Inc. (the "Company") will be held at [THE SHERATON MILWAUKEE/BROOKFIELD, 375 SOUTH MOORLAND ROAD, BROOKFIELD, WISCONSIN 53005], on Wednesday, May 19, 1999 at 10:00 a.m., Milwaukee time, for the purpose of considering and voting upon the following matters:

          (1) To elect a board of eight directors each to serve a one-year term;

          (2) To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to change the Company's name; and

          (3) To transact such other business as may properly come before the Meeting.

     These items are more fully described in the accompanying Proxy Statement, which is hereby made a part of this Notice of Annual Meeting of Stockholders.

     The Board of Directors has fixed the close of business on April 2, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

     A copy of the Company's Annual Report for the year ended December 31, 1998 is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this Notice.

                                          By Order of the Board of Directors,
                                          /s/ Thomas E. Komula
                                          Thomas E. Komula
                                          Secretary

Brookfield, Wisconsin
April   , 1999

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                    (Alternative Living Services, Inc. Logo)

                             450 N. SUNNYSLOPE ROAD
                                   SUITE 300
                          BROOKFIELD, WISCONSIN 53005

                                PROXY STATEMENT

                       ANNUAL MEETING OF STOCKHOLDERS OF
                       ALTERNATIVE LIVING SERVICES, INC.

                                  MAY 19, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement (the "Proxy Statement") and the accompanying form of proxy are being furnished to the stockholders of Alternative Living Services, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from holders of its outstanding common stock, $.01 par value per share (the "Common Stock"), for use at the Annual Meeting of Stockholders of the Company (together with any adjournments or postponements thereof, the "Meeting") to be held at [THE SHERATON MILWAUKEE/BROOKFIELD, 375 SOUTH MOORLAND ROAD, BROOKFIELD, WISCONSIN 53005], on Wednesday, May 19, 1999 at 10:00 a.m., Milwaukee time. This Proxy Statement, the accompanying form of proxy and the Annual Report to Stockholders are expected to
be mailed to stockholders of the Company on or about April   , 1999.

SOLICITATION

     The expense of this solicitation will be borne by the Company. Solicitation will be primarily by use of the mails. Executive officers and other employees of the Company may solicit proxies, without additional compensation, personally and by telephone and other means of communication. The Company will also reimburse brokers and other persons holding Common Stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners.

VOTING RIGHTS AND OUTSTANDING SHARES

     Stockholders of record as of the close of business on April 2, 1999 (the "Record Date") will be entitled to vote at the Meeting. Each share of outstanding Common Stock is entitled to one vote. As of the Record Date, there
were        shares of Common Stock outstanding and entitled to vote. The Company has been advised that certain beneficial owners, directors and executive
officers of the Company, who hold in the aggregate approximately      % of the
outstanding Common Stock, intend to vote their shares in favor of the nominees and in accordance with the recommendations of the Board.

     The presence at the Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock as of the Record Date will constitute a quorum for transacting business at the Meeting. Abstentions and broker non-votes are counted towards a quorum. Provided a quorum is present at the Meeting, directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting.

     All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence of absence of a quorum for the transaction of business but will not be counted for purposes of determining the presence or absence of a quorum for the transaction of particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement, other than with respect to a matter that requires the approval of a majority of the outstanding Common Stock, will therefore not be considered votes cast and, accordingly, will not affect the determination as to whether a majority of votes cast has been obtained with respect to such matters. Because approval of the amendment to the Company's Restated Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of Common Stock, broker non-votes with respect to such proposal will have the same effect as a negative vote.

REVOCABILITY OF PROXIES

     The shares of Common Stock represented by proxy will be voted as instructed if received in time for the Meeting. If no instructions are indicated, such shares will be voted in favor of (FOR) (i) each nominee for election as a director specified herein, (ii) the proposal to amend the Company's Restated Certificate of Incorporation to change the Company's name, and (iii) in the discretion of the proxy holder, as to any other matter that may properly come before the Meeting. Any person signing and mailing the proxy may, nevertheless, revoke it at any time before it is exercised by written notice to the Company (Attention: Thomas E. Komula, Senior Vice President, Chief Financial Officer, Treasurer and Secretary) at its headquarters at 450 N. Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005, or by attending in person and voting at the Meeting. Attendance at the Meeting, however, will not itself constitute the revocation of a proxy.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Eight directors, constituting the entire Board, are to be elected at the Meeting and, if elected, will serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. The Company's Restated Bylaws, as amended, provide that the Board shall consist of no less than four members and no more than ten members, with the actual number to be established by resolution of the Board.

     The nominees of the Board are set forth below. All of the current members of the Board have been nominated to continue to serve as directors of the Company. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. If additional persons are nominated for election as directors, then the proxy holders intend to vote all proxies received by them for the nominees listed below unless instructed otherwise. As of the date of this Proxy Statement, the Company is not aware of any nominee who is unable or who will decline to serve as a director, if elected.

NOMINEES FOR ELECTION AS DIRECTORS

     Set forth below are the names, ages (at April 1, 1999), positions and offices held and a brief description of the business experience during the past five years of each person nominated to serve as a director of the Company.

     Richard W. Boehlke (age 50) has served as a director of the Company since May 1996 and served as the Vice Chairman of the Board of the Company from May 1996 until August 1998. Mr. Boehlke is the President and Chief Executive Officer of Harbor Airlines, Inc., a commuter airlines serving the northwestern region of the United States. Mr. Boehlke served as President and Chief Executive Officer of New Crossings International Corporation ("Crossings"), an assisted living company which he founded in 1984, until Crossings merged with the Company in May 1996.

     Timothy J. Buchanan (age 45) has served as the Vice Chairman of the Board of the Company since August 1998 and served as the President and a director of the Company from October 1997 to August 1998. Mr. Buchanan served as the Chairman of the Board, Chief Executive Officer, and a director of Sterling House

Corporation ("Sterling") since he co-founded Sterling with Steven Vick in 1991. Mr. Buchanan founded BCI Construction, Inc. in 1984 and served as its President until February 1997. BCI Construction, Inc. was wholly owned by Mr. Buchanan prior to its acquisition by Sterling in 1994. Mr. Buchanan serves on the Oklahoma Assisted Living Task Force -- Department of Human Resources, Aging Division. He is also a former member of the National Governing Board of The Assisted Living Federation of America ("ALFA").

     Gene E. Burleson (age 58), a private investor, has served as a director of the Company since July 1995. Mr. Burleson served as the Chief Executive Officer and a director of Vitalink Pharmacy Services, Inc. from February 1997 to August 1997. He served as Chairman of the Board of GranCare, Inc. ("GranCare") from January 1994 to November 1997 and as Chief Executive Officer of GranCare from December 1990 to February 1997. Mr. Burleson also currently serves on the Board of Directors of Mariner Post-Acute Network, Inc. ("Mariner"), a diversified provider of long-term and specialty health care services and successor by merger of GranCare, Deckers Outdoor Corporation, a shoe manufacturer, and Walnut Financial Services, a small business investment company.

     Robert Haveman (age 51) has served as a director of the Company since May 1995. Mr. Haveman has served as the President and Treasurer of EDP Management Company, LLC, a privately held investment management firm, since April 1997 and as the Secretary/Treasurer of the Prince Corporation, an automotive interior trim manufacturer, since 1987.

     William F. Lasky (age 44) has served as Chief Executive Officer of the Company since April 1996 and served as President of the Company from December 1993 to October 1997 and from August 1998 to the present. Mr. Lasky is a member of the National Governing Board and a former Chairman of ALFA and is a licensed nursing home administrator.

     William G. Petty, Jr. (age 53) has served as Chairman of the Board of the Company since December 1993 and served as Chief Executive Officer of the Company from December 1993 to April 1996. He has served as a Managing Director of Beecken, Petty & Company, the general partner of a private health care investment fund, since September 1996. Mr. Petty served as the Vice Chairman of GranCare from July 1995 to November 1997. Mr. Petty also served as Chairman of the Board, Chief Executive Officer and President of Evergreen Healthcare, Inc. from June 1993 to July 1995, the date of its merger with GranCare. Mr. Petty also currently serves on the Board of Directors of Mariner.

     Jerry L. Tubergen (age 45) has served as a director of the Company since May 1995. He has served as President and Chief Executive Officer of RDV Corporation, a private financial management firm, since its formation in 1991. Mr. Tubergen also currently serves on the Board of Directors of the Orlando Magic, Ltd., an NBA franchise, and Genmar Holdings, Inc., a manufacturer and marketer of motorized pleasure boats.

     Steven L. Vick (age 40) has served as the Chief Operating Officer and a director of the Company since October 1997. He served as the President and a director of Sterling since he co-founded Sterling with Mr. Buchanan in 1991.

     There are no family relationships among any of the executive officers or directors of the Company. Until the 1999 Annual Meeting of Stockholders of the Company, any vacancy on the Board arising among Messrs. Buchanan or Vick and any nominee selected to fill a director position occupied by any of the foregoing individuals in accordance with the provisions of the merger agreement entered into by the Company and Sterling (each a "Sterling Representative") shall be nominated on behalf of the Board, filled or selected by a majority vote of the remaining Sterling Representatives and approved by the Board. Pursuant to the merger agreement entered into by the Company and Crossings in connection with the merger of the Company and Crossings, Mr. Boehlke was elected to the Board and D. Lee Field and David M. Boitano were elected as executive officers of the Company. Pursuant to a services agreement between Mr. Boehlke and the Company, the Company has agreed to nominate Mr. Boehlke to serve on the Board during the three year term of the services agreement (expiring in May 1999). No other arrangement or understanding exists between any executive officer or any other person pursuant to which any executive officer was selected as an executive officer of the Company. Subject to the terms of employment agreements, executive officers of the Company are elected or appointed by the Board and hold office until their successors are elected or until their death, resignation or removal.

                           MANAGEMENT OF THE COMPANY

BOARD OF DIRECTORS

     The Board of Directors is currently comprised of the eight individuals set forth in Proposal 1 above.

BOARD COMMITTEES AND MEETINGS

     During 1998, the Board met 13 times. The Board has established an audit committee (the "Audit Committee"), a compensation committee (the "Compensation Committee") and an executive committee (the "Executive Committee"). The Board does not have a nominating committee. No incumbent Board member attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board which such director was eligible to attend during 1998 and (ii) the total number of meetings held by any committee of the Board upon which such director served during 1998.

     The Audit Committee is comprised of Messrs. Burleson, Haveman and Tubergen. The Audit Committee convenes when deemed appropriate or necessary by its members. The primary functions of the Audit Committee are to: (i) recommend an accounting firm to be appointed by the Company and its independent auditors;
(ii) consult with the Company's independent auditors regarding the audit plan; and (iii) determine that management placed no restrictions on the scope or implementation of the independent auditors' examination. The Audit Committee met two times in 1998.

     The Compensation Committee is comprised of Messrs. Boehlke and Petty. Prior to his resignation from the Board in March 1999, Ronald G. Kenny also served as a member of the Compensation Committee. The Compensation Committee: (i) sets and approves the compensation (including salary, deferred compensation, bonuses, incentive compensation and all other types of compensation or remuneration) of the Company's executive officers; and (ii) administers the Company's 1995 Amended and Restated Incentive Compensation Plan (the "1995 Plan"). The Compensation Committee met four times in 1998.

     The Executive Committee is comprised of Messrs. Buchanan, Lasky and Petty. The Executive Committee convenes when deemed appropriate or necessary by its members. The Board has delegated its authority to the Executive Committee to:
(i) approve development, acquisition and financing transactions, without separate approval of the Board, of up to $15 million; (ii) review and formulate recommendations on matters to be submitted to the Board; and (iii) perform such other functions as may be assigned to it by the Board. As all actions by the Executive Committee in 1998 were taken by unanimous written consent, the Executive Committee did not meet in 1998.

EXECUTIVE OFFICERS

     Set forth below are the names, ages (at April 1, 1999), positions and offices held and a brief description of the business experience during the past five years of each of the Company's executive officers who are not also directors.

     Gary Anderson (age 48) has served as Senior Vice President of the Company since October 1997. Mr. Anderson served as Senior Vice President -- Operations of Sterling from May 1995 to October 1997. From February 1992 until March 1995, he was employed in various capacities by Marriott International, Inc. -- Senior Living Services Division.

     David M. Boitano (age 38) has served as Senior Vice President of the Company since October 1998, and served as Vice President of the Company from May 1996 until October 1998. Prior to joining the Company, he was employed from 1994 as Vice President and Chief Financial Officer of Crossings. Mr. Boitano is a Certified Public Accountant.

     D. Lee Field (age 39) has served as Senior Vice President of the Company since May 1996. Prior to joining the Company, he was employed from 1984 by Crossings, where he held a succession of executive positions, including Executive Vice President and Chief Operating Officer from 1993 until the Crossings merger with the Company, and Vice President of Operations from 1989 to 1993. Mr. Field is a member of the

Board of Directors for the American Senior Housing Association and a member of the Task Force for Assisted Living of the American Health Care Association.

     G. Faye Godwin (age 58) has served as Executive Vice President of the Company since October 1997. From April 1996 to October 1997, Ms. Godwin served as Senior Vice President of the Company and from May 1995 to April 1996, Ms. Godwin served as the Vice President of Operations of the Company. Previously, Ms. Godwin served as the Chief Operating Officer of Standish Care, Inc., a publicly-held assisted living company, from February 1994 to May 1995.

     Pamela Edwards Klein (age 44) has served as Senior Vice President of the Company since October 1998. From August 1995 to October 1998, Ms. Klein served as Vice President of Corporate Development and, from December 1993 to August 1995, served as the Director of Market Development for the Company.

     Thomas E. Komula (age 43) has served as a Senior Vice President of the Company since July 1996, as Secretary of the Company since October 1997 and as Chief Financial Officer and Treasurer of the Company since August 1996. Prior to joining the Company, he served as the Chief Financial Officer of MedRehab, Inc., a privately-held rehabilitation company, from March 1994 to April 1996. From September 1993 to March 1994, he was a partner at Arthur Andersen & Co.

     Mark W. Ohlendorf (age 39) has served as Senior Vice President of the Company since October 1997. He served as the Chief Financial Officer of Sterling from April 1997 to October 1997. Mr. Ohlendorf served as Vice President, Chief Financial Officer and Treasurer of Vitas Healthcare Corporation from December 1990 to April 1997. Mr. Ohlendorf is a Certified Public Accountant.

     John D. Peterson (age 33) has served as Vice President and Controller of the Company since May 1997. Prior to joining the Company, Mr. Peterson served as Corporate Controller of MedRehab, Inc., a private rehabilitation company, from September 1995 through December 1996. From January 1997 through May 1997, Mr. Peterson was a financial system consultant for a health care company. From September 1988 to December 1996, Mr. Peterson was an accountant at Arthur Andersen, LLP, last serving as a manager in the audit division.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of the Record Date by: (i) each person known by the Company to own more than 5% of the outstanding shares of Common Stock: (ii) each of the Company's directors; (iii) each of the Company's executive officers included in the Summary Compensation Table included elsewhere herein; and (iv) all of the Company's directors and executive officers as a group. Except as otherwise noted, the person or entity named has sole voting and investment power over the shares indicated.

                                                               SHARES OF COMMON
                                                              STOCK BENEFICIALLY
                                                                   OWNED(1)
                                                              -------------------
NAME                                                           NUMBER     PERCENT
----                                                          ---------   -------
Pilgrim Baxter & Associates, Ltd.(2)........................  1,711,500     7.8%
HBK Investments L.P.(3).....................................  1,774,333     7.4
Warburg Pincus Asset Management, Inc.(4)....................  1,263,100     5.7
Transamerica Corporation and Transamerica Investment
  Services, Inc.(5).........................................  1,149,900     5.2
Timothy J. Buchanan(6)+.....................................    807,307     3.7
Steven L. Vick(7)+ ++.......................................    724,195     3.3
Robert Haveman(8)+..........................................    710,112     3.2
Jerry L. Tubergen(9)+.......................................    698,862     3.1
William F. Lasky(10)+ ++....................................    525,452     2.4
Richard W. Boehlke+.........................................    431,711     2.0
William G. Petty, Jr.(11)+ ++...............................    111,001       *
Mark Ohlendorf(12)++........................................    112,787       *
G. Faye Godwin(13)++........................................     35,077       *
Gene E. Burleson(14)+.......................................     24,167       *
Thomas E. Komula(15)++......................................     22,461       *
All Executive Officers and Directors as a Group (16
  Persons)(16)..............................................  4,324,257    19.6

---------------

   + Director of the Company.
   ++ Executive officer of the Company. See "Management of the Company".
   * Less than 1%.
 (1) Information as to the beneficial ownership of Common Stock has either been furnished to the Company by or on behalf of the indicated persons or is taken from reports on file with the Securities and Exchange Commission.
 (2) Based upon its Schedule 13G filed on February 9, 1999, Pilgrim Baxter & Associates, Ltd. ("Pilgrim Baxter") is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Its principal place of business is 825 Duportail Road, Wayne, Pennsylvania 19087. Of the total shares of the Company's Common Stock held by Pilgrim Baxter, it has sole voting power with respect to only 1,518,000 of such shares.
 (3) Based upon its Schedule 13G filed on February 11, 1999, by HBK Investments L.P. ("Investments") and HBK Finance L.P. ("Finance"), (i) HBK Securities Ltd. ("Securities") owns $4,392,000 principal amount of the 7% Convertible Subordinated Debentures of the Company, due 2004 (the "7% Debentures");
     (ii) Finance owns $4,533,000 principal amount of the 7% Debentures; and
     (iii) HBK Offshore Fund Ltd. ("Offshore") owns $3,720,000 principal amount of the 7% Debentures, all of which are convertible into shares of the Company's Common Stock. Assuming conversion of such 7% Debentures, Investments (pursuant to Investment Management Agreements among the parties) will have sole voting power and sole dispositive power with respect to the 400,571 shares of the Company's Common Stock issuable to Securities and Offshore. Pursuant to an Amended and Restated Management Agreement, Investments will have shared voting and dispositive power with respect to the 223,840 shares of the Company's Common Stock issuable to Finance.

     In addition, (i) Securities owns $215,000 principal amount of the 6.75% Convertible Subordinated Debentures of the Company due 2006 (the "6.75% Debentures"); (ii) Finance owns $3,687,000 principal amount of the 6.75% Debentures; and (iii) Offshore owns $11,718,000 principal amount of the 6.75% Debentures, all of which are convertible into shares of the Company's Common Stock. Assuming conversion of such 6.75% Debentures, Investments (pursuant to Investment Management Agreements among the parties) will have sole voting power and sole dispositive power with respect to the 585,552 shares of the Company's Common Stock issuable to Securities and Offshore. Pursuant to an Amended and Restated Management Agreement , Investments will have shared voting and dispositive power with respect to the 180,921 shares of the Company's Common Stock issuable to Finance.

     Finally, (i) Securities owns $3,500,000 principal amount of the 5.25% Convertible Subordinated Debentures of the Company due 2002 (the "5.25% Debentures"); (ii) Finance owns $3,640,000 principal amount of the 5.25% Debentures; and (iii) Offshore owns $3,885,000 principal amount of the 5.25% Debentures, all of which are convertible into shares of the Company's Common Stock. Assuming conversion of such 5.25% Debentures, Investments (pursuant to Investment Management Agreements among the parties) will have sole voting power and sole dispositive power with respect to the 256,850 shares of the Company's Common Stock issuable to Securities and Offshore. Pursuant to an Amended and Restated Management Agreement, Investments will have shared voting and dispositive power with respect to the 126,599 shares of the Company's Common Stock issuable to Finance.

     The principal place of business of Investments, Finance, Securities and Offshore is 777 Main Street, Suite 2750, Fort Worth, Texas 76102.
 (4) Based upon its Schedule 13G filed on January 13, 1999, Warburg Pincus Asset Management, Inc. ("Warburg Pincus") is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Its principal place of business is 466 Lexington Avenue, New York, New York 10017. Of the total shares of the Company's Common Stock held by Warburg Pincus, it has sole voting power with respect to only 1,034,000 of such shares.
 (5) Based upon their Schedule 13G filed on February 16, 1999, Transamerica Investment Services, Inc. ("TIS") is an investment adviser registered under
     Section 203 of the Investment Advisers Act of 1940 and is a subsidiary of Transamerica Corporation ("Transamerica"). Transamerica's principal place of business is 600 Montgomery Street, San Francisco, California 94111, and TIS' principal place of business is 1150 Olive Street, Los Angeles, California 90015. Transamerica may be deemed to be the beneficial owner of 1,149,900 shares of the Company's Common Stock, of which 125,000 shares are owned directly by Transamerica. The remaining 1,024,900 shares of the Company's Common Stock, including 744,500 of such shares, are beneficially owned by direct and indirect subsidiaries of Transamerica. TIS is deemed to be the beneficial owner of 1,149,000 shares of the Company's Common Stock pursuant to separate arrangements whereby TIS acts as investment adviser to certain individuals and entities, including two insurance company subsidiaries of Transamerica. Each of the individuals and entities for which TIS acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities held or purchased pursuant to such arrangements.
 (6) Includes (i) 204,600 shares owned beneficially by Mr. Buchanan's spouse, Meredith Gail Buchanan; (ii) 22,000 shares held in trust for Mr. Buchanan's children for which trusts Mr. Buchanan is sole trustee; (iii) 11,000 shares beneficially owned by The Buchanan Family Foundation of which Mr. Buchanan is the sole trustee; and (iv) 22,000 shares issuable upon the exercise of options that are exercisable on or within 60 days of the Record Date.
 (7) Includes (i) 674,495 shares owned jointly with Mr. Vick's spouse, Susan C. Vick; (ii) 22,000 shares held in trust for Mr. Vick's children for which trusts Mr. Vick is the sole trustee; (iii) 5,700 shares beneficially owned by The Vick Foundation of which Mr. Vick is the sole trustee; and (iv) 22,000 shares issuable upon the exercise of options that are exercisable on or within 60 days of the Record Date.
 (8) Includes (i) 437,082 shares held by two non-profit corporations (the "Non-profit Corporations") of which Mr. Haveman serves as officer and (ii) options to acquire 20,167 shares exercisable within 60 days of the Record Date. Mr. Haveman disclaims beneficial ownership of the shares held by the Non-profit Corporations. Also includes 145,678 shares of Common Stock issuable upon conversion of the Company's 7% Convertible Subordinated Debentures due 2004, 24,691 of which are held by Mr. Haveman directly and 120,987 of which are held by a trust for which Mr. Haveman serves as trustee.

 (9) Includes (i) 439,521 shares held by trusts for which he serves as trustee (the "Trusts") and (ii) options to acquire 20,167 shares exercisable within 60 days of the Record Date. The co-trustees of the Trust also serve as trustee of a trust holding 82,861 shares.
(10) Mr. Lasky's beneficial ownership includes shares held by a corporation owned by Mr. Lasky and David Burr by virtue of his position as an officer and majority shareholder of such corporation and options to acquire 115,895 shares exercisable within 60 days of the Record Date.
(11) Includes options to acquire 67,971 shares exercisable within 60 days of the Record Date.
(12) Represents options to acquire 112,787 shares exercisable within 60 days of the Record Date.
(13) Represents options to acquire 35,007 shares exercisable within 60 days of the Record Date.
(14) Includes options to acquire 20,167 shares exercisable within 60 days of the Record Date.
(15) Includes options to acquire 18,461 shares exercisable within 60 days of the Record Date.
(16) Includes options to acquire 501,764 shares exercisable within 60 days of the Record Date.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     Directors of the Company who are not parties to services agreements with the Company and are not employees of the Company are entitled to an annual retainer of $12,000, payable in quarterly installments. In lieu of their annual retainer for the 36 month period commencing June 1, 1996, each of Messrs. Burleson, Haveman, Kenny and Tubergen were granted a non-qualified stock option pursuant to the 1995 Plan to purchase up to 12,420 shares of the Common Stock at an exercise price of $8.69 per share, such options vesting one-third on June 1, 1997, one-third on June 1, 1998 and one-third on June 1, 1999, and expiring on May 8, 2006. In October 1998, each of Messrs. Boehlke, Burleson, Haveman, Kenny, Petty and Tubergen, constituting all of the non-employee directors, were granted a non-qualified stock option pursuant to the 1995 Plan to purchase 8,000 shares of the Common Stock at an exercise price of $19.81 per share, which options shall vest 25% per year on each of the first, second, third and fourth anniversaries of the date of grant, subject to accelerated vesting in the event of a change in control. Directors are also entitled to reimbursement of reasonable out-of-pocket expenses incurred by them in attending meetings of the Board of Directors. See also "Employment and Services Agreement."

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and non-cash compensation awarded or paid by the Company for services rendered during each of the years in the three year period ended December 31, 1998 to its Chief Executive Officer and to its other most highly compensated executive officers other than the Chief Executive Officer who are required to be included therein ("Named Executives").

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                           ------------
                                                                                            AWARDS(1)
                                                             ANNUAL COMPENSATION           ------------
                                                     -----------------------------------    SECURITIES
                                                                            OTHER ANNUAL    UNDERLYING
NAME AND PRINCIPAL POSITION                   YEAR   SALARY($)   BONUS($)   COMPENSATION    OPTIONS(#)
---------------------------                   ----   ---------   --------   ------------   ------------
William F. Lasky(2).........................  1998   $360,469         --         --          227,027
  President and Chief                         1997    282,185    $92,750         --           72,381
  Executive Officer                           1996    231,459     70,000         --               --
Timothy J. Buchanan(3)......................  1998    262,077         --         --           34,054
  Vice Chairman                               1997     32,428     63,740         --               --
                                              1996         --         --         --               --
Steven L. Vick(4)...........................  1998    229,327         --         --           44,757
  Chief Operating Officer                     1997     28,351     46,890         --               --
                                              1996         --         --         --

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                           ------------
                                                                                            AWARDS(1)
                                                             ANNUAL COMPENSATION           ------------
                                                     -----------------------------------    SECURITIES
                                                                            OTHER ANNUAL    UNDERLYING
NAME AND PRINCIPAL POSITION                   YEAR   SALARY($)   BONUS($)   COMPENSATION    OPTIONS(#)
---------------------------                   ----   ---------   --------   ------------   ------------
Thomas E. Komula(5).........................  1998   $207,200         --                      42,432
  Chief Financial Officer                     1997    180,000    $45,000         --            5,000
                                              1996     82,306     21,250         --           29,423
G. Faye Godwin..............................  1998    182,200         --         --           28,378
  Executive Vice President                    1997    155,000     38,750         --            1,625
                                              1996    135,895     35,000         --           28,475
Mark W. Ohlendorf(6)........................  1998    200,254         --         --           30,811
  Senior Vice President                       1997     24,403     53,363         --           11,149
                                              1996         --         --         --               --

---------------

(1) Represents options granted under the 1995 Plan. Generally, subject to accelerated vesting upon a change in control, one-fourth of the options become exercisable on each of the first through fourth anniversaries of the grant date, except with respect to (i) options granted to these individuals in 1998 which became exercisable 50% on the second anniversary of the grant date, 75% on the third anniversary of the grant date and 100% on the fourth anniversary of the grant date and (ii) options granted to Mr. Lasky in 1997 which become exercisable on January 30, 2001.
(2) Mr. Lasky has served as the Company's President since prior to 1996 and became the Company's Chief Executive Officer in May 1996.
(3) Mr. Buchanan joined the Company as an executive officer in October 1997, has served as Vice Chairman since August 1998, and served as President of the Company from October 1997 to August 1998.
(4) Mr. Vick joined the Company as an executive officer in October 1997.
(5) Mr. Komula joined the Company as an executive officer in July 1996.
(6) Mr. Ohlendorf joined the Company as an executive officer in October 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding the grant of stock options to the Named Executives during the year ended December 31, 1998.

                                                       INDIVIDUAL GRANTS
                                ---------------------------------------------------------------
                                                           % TOTAL        AVERAGE
                                NUMBER OF SECURITIES   OPTIONS GRANTED   EXERCISE
                                 UNDERLYING OPTIONS     TO EMPLOYEES     PRICE PER   EXPIRATION      GRANT DATE
NAME                                 GRANTED(1)        IN FISCAL YEAR      SHARE        DATE      PRESENT VALUE(1)
----                            --------------------   ---------------   ---------   ----------   ----------------
William F. Lasky..............        227,027              25.4%          $18.50        9/08         $2,910,486
Timothy J. Buchanan...........         34,054                3.8           18.50        9/08            436,572
Steven L. Vick................         44,757                5.0           18.50        9/08            573,785
Thomas E. Komula..............         42,432                4.7           21.09        9/08            615,178
G. Faye Godwin................         28,378                3.2           18.50        9/08            363,808
Mark W. Ohlendorf.............         30,811                3.4           18.50        9/08            394,997

---------------

(1) The Grant Date Present Values were determined using the Black-Scholes option pricing model. Estimated values under the model are based on assumptions as to variables such as option term, interest rates, stock price volatility and dividend yield. The actual value, if any, the option holder may realize will depend on the excess of the market price of the Common Stock over the exercise price on the date the option is exercised. The Grant Date Present Value calculation is presented in accordance with disclosure requirements of the Securities and Exchange Commission and the Company has no way to determine whether the Black-Scholes model can properly determine the value of an option. There is no assurance that the value that may be realized by the option holder will be at or near the value estimated by the

    Black-Scholes model. The model assumes: (a) an option term of 10 years which represents the length of time between the grant date of options under the 1995 Plan and the latest possible exercise date by the named executive officers; (b) an interest rate that represents the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the option's term; (c) stock price volatility calculated using daily stock prices of the Common Stock over the last 18 months; and (d) no dividends will be paid on the Common Stock in the foreseeable future.

1998 AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth information concerning the value of options exercised by the Named Executives during 1998 and the value at December 31, 1998 of unexercised options held by each such officer.

                                                                  NUMBER OF
                                                                 SECURITIES            VALUE OF
                                                                 UNDERLYING          UNEXERCISED
                                                                 UNEXERCISED       IN-THE-MONEY(1)
                                     NUMBER OF                     OPTIONS            OPTIONS AT
                                      SHARES                     AT 12-31-98           12-31-98
                                    ACQUIRED ON     VALUE       EXERCISABLE/         EXERCISABLE/
NAME                                 EXERCISE      REALIZED     UNEXERCISABLE       UNEXERCISABLE
----                                -----------   ----------   ---------------   --------------------
William F. Lasky..................    35,000      $1,086,750   115,895/331,581   $3,464,014/6,056,683
Timothy J. Buchanan...............        --              --     22,000/34,054        404,140/536,350
Steven L. Vick....................        --              --     22,000/44,757        404,140/704,923
Thomas E. Komula..................        --              --     18,461/58,394        341,133/909,023
G. Faye Godwin....................        --              --     27,960/48,273        763,554/958,650
Mark W. Ohlendorf.................        --              --    112,787/39,173      2,472,388/557,939

---------------

(1) Calculated on the basis of the fair market value of the underlying securities on December 31, 1998 ($34.25 per share) minus the exercise price.

EMPLOYMENT AND SERVICES AGREEMENTS

     Services Agreement with Petty, Kneen & Company. Until it expired in April 1998, the Company was party to a services agreement with Petty, Kneen & Company ("PK & Co."), a limited liability company controlled by Messrs. Petty and John
W. Kneen, the Company's Assistant Secretary. Pursuant to the services agreement, PK & Co. provided management, financial and strategic planning services to the Company on a fee basis, including without limitation, the services of Mr. Petty as Chairman of the Board. The Company paid fees of $50,000 to PK & Co. in 1998. In the future, the Company intends to continue to utilize PK& Co. and its affiliates to provide similar services on a project by project basis.

     Services Agreement with Richard W. Boehlke. As a condition of and effective upon the Crossings merger, the Company entered into a services agreement with Mr. Boehlke, formerly Crossings' President and Chief Executive Officer, pursuant to which he has agreed to provide general, policy-making services to the Company and to undertake special projects designated from time to time by the Board of Directors for the three year period ending May 1999. In consideration of these services, the Company has agreed to pay Mr. Boehlke $200,000 per year and has agreed to provide Mr. Boehlke certain other benefits, including use of a company car and life and medical insurance coverage similar to that provided to the Company's executive officers. During the term of the agreement, the Company has agreed to nominate Mr. Boehlke to serve as a director of the Company.

     Employment Agreement with William F. Lasky. The Company has entered into an employment agreement with Mr. Lasky with a term that expires on May 31, 1999, unless earlier terminated pursuant to the terms thereof. The agreement is automatically renewed for additional consecutive one-year terms unless timely notice of nonrenewal is given by either the Company or Mr. Lasky. The employment agreement provides that Mr. Lasky shall receive a base salary in an amount determined by the Board; provided, however, that in no event may such base salary be less than $200,000. Pursuant to the employment agreement, Mr. Lasky is entitled to receive incentive bonuses payable, at the sole discretion of the Board, if certain objectives are achieved. The employment agreement also provides for the granting of certain stock options described above and certain other benefits typical in employment agreements with a senior executive officer. Finally, the employment agreement provides that Mr. Lasky will not disclose certain proprietary information belonging to the Company or otherwise compete with the Company for a period of eighteen months following his termination of employment except where such termination is by the Company without "cause."

     Employment Agreement with Timothy J. Buchanan. The Company has entered into an employment agreement with Mr. Buchanan with a term that expires on October 23, 2000, unless earlier terminated pursuant to the terms thereof. The agreement is automatically renewed for additional consecutive one-year terms unless timely notice of nonrenewal is given by either the Company or Mr. Buchanan. The employment agreement provides that Mr. Buchanan shall receive a base salary in an amount determined by the Board; provided, however, that in no event may such base salary be less than $165,000. Pursuant to the employment agreement, Mr. Buchanan is entitled to receive incentive bonuses payable, at the sole discretion of the Board, if certain objectives are achieved. The employment agreement also provides for the granting of stock options at the same time and on the same terms as grants to the Company's other senior executives and certain other benefits typical in employment agreements with a senior executive officer. Mr. Buchanan is also entitled to a payment equal to 300% of his base salary upon a "change of control" of the Company if his employment is thereafter terminated by the Company without "cause" or by him for "good reason." Finally, the employment agreement provides that Mr. Buchanan will not disclose certain proprietary information belonging to the Company or otherwise compete with the Company for a period of 18 months following his termination of employment except where such termination is by the Company without "cause."

     Employment Agreement with Steven L. Vick. The Company has entered into an employment agreement with Mr. Vick with a term that expires on October 23, 2000, unless earlier terminated pursuant to the terms thereof. Pursuant to the employment agreement, Mr. Vick serves the Company as Chief Operating Officer. The agreement is automatically renewed for additional consecutive one-year terms unless timely notice of nonrenewal is given by either the Company or Mr. Vick. The employment agreement provides that Mr. Vick shall receive a base salary in an amount determined by the Board; provided, however, that in no event may such base salary be less than $225,000. Pursuant to the employment agreement, Mr. Vick is entitled to receive incentive bonuses payable, at the sole discretion of the Board, if certain objectives are achieved. The employment agreement also provides for the granting of stock options at the same time and on the same terms as grants to the Company's other senior executives and certain other benefits typical in employment agreements with a senior executive officer. Mr. Vick is also entitled to a payment equal to 300% of his base salary upon a "change of control" of the Company if his employment is thereafter terminated by the Company without "cause" or by him for "good reason." Finally, the employment agreement provides that Mr. Vick will not disclose certain proprietary information belonging to the Company or otherwise compete with the Company for a period of 18 months following his termination of employment except where such termination is by the Company without "cause."

     Employment Agreement Thomas E. Komula. The Company has entered into an employment agreement with Mr. Komula, which agreement is an annual agreement that automatically renews for consecutive one year terms unless timely notice of nonrenewal is given either by the Company or Mr. Komula. The employment agreement provides that Mr. Komula shall receive a base salary in an amount determined by the Board; provided, however, that in no event may such base salary be less than $170,000. Pursuant to the employment agreement, Mr. Komula is entitled to receive incentive bonuses payable, at the sole discretion of the Board, if certain objectives are achieved. The employment agreement also provides for the granting of certain stock options and certain other benefits typical in employment agreements with senior executive officers. Pursuant to the employment agreement, Mr. Komula has agreed not to disclose certain proprietary information belonging to the Company or otherwise to compete with the Company for a period of 12 months following his termination of employment, except where such termination is by the Company without "cause."

     Employment Agreement G. Faye Godwin. The Company has entered into an employment agreement with Ms. Godwin, which agreement is an annual agreement that automatically renews for consecutive one year terms unless timely notice of nonrenewal is given either by the Company or Ms. Godwin. The employment agreement provides that Ms. Godwin shall receive a base salary in an amount determined by the

Board; provided, however, that in no event may such base salary be less than $110,000. Pursuant to the employment agreement, Ms. Godwin is entitled to receive incentive bonuses payable, at the sole discretion of the Board, if certain objectives are achieved. The employment agreement also provides for the granting of certain stock options and certain other benefits typical in employment agreements with senior executive officers. Pursuant to the employment agreement, Ms. Godwin has agreed not to disclose certain proprietary information belonging to the Company or otherwise to compete with the Company for a period of 12 months following his termination of employment, except where such termination is by the Company without "cause."

     Employment Agreement with Mark W. Ohlendorf. The Company has entered into an employment agreement with Mark W. Ohlendorf with a term that expires on October 23, 1998, unless earlier terminated. The agreement is automatically renewed for consecutive one year terms unless timely notice of nonrenewal is given by either the Company or Mr. Ohlendorf. The agreement provides that Mr. Ohlendorf shall receive a base salary in an amount determined by the Board; provided, however, that in no event may such base salary be less than $190,000. Pursuant to the agreement, Mr. Ohlendorf is entitled to receive incentive bonuses payable, at the sole discretion of the Board, if certain objectives are achieved. The employment agreement also provides for the granting of certain stock options and certain other benefits typical in employment agreements with senior executive officers. The agreement also provides for the payment of reasonable moving and relocation expenses typical in employment agreements with a senior executive officer. Pursuant to the employment agreement, Mr. Ohlendorf has agreed not to disclose certain proprietary information belonging to the Company or otherwise to compete with the Company for a period of 12 months following his termination of employment, except where such termination is by the Company without "cause."

1995 INCENTIVE COMPENSATION PLAN

     The 1995 Plan provides key employees (who may also be directors) of the Company and its subsidiaries performance incentives and also provides a means of encouraging stock ownership in the Company by such persons. Under the 1995 Plan, key employees of the Company or its affiliates are eligible to receive stock options to purchase shares of the Company's Common Stock. The 1995 Plan currently allows a maximum number of shares to be subject to options of 2,500,000. Options are granted under the 1995 Plan on the basis of the optionee's contribution to the Company, and no option may exceed a term of ten years. Options granted under the 1995 Plan may be either incentive stock options or options that do not qualify as incentive stock options. The Company's Compensation Committee is authorized to designate the recipients of options, the dates of grants, the number of shares subject to options, the option price, the terms of payment on exercise of the options, the vesting provisions and the time during which the options may be exercised. The price of incentive stock options granted under the 1995 Plan cannot be less than the fair market value of the shares at the time the options are granted.

     In addition, in connection with the Sterling merger, the Company assumed options to acquire shares of the common stock of Sterling (the "Assumed Options"), and (as of the Record Date) the Assumed Options represented options to acquire an aggregate of 243,447 shares of Common Stock.

     Including the Assumed Options and non-plan options, as of the Record Date, options to purchase an aggregate of 1,764,010 shares of Common Stock were granted and outstanding at a weighted average exercise price of $18.58 per share, of which options to purchase 630,008 shares were exercisable at such date.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report on the Company's executive compensation program. The report describes the Compensation Committee's compensation policies applicable to the Company's executive officers and the basis on which compensation is determined for the Company's Chief Executive Officer and the other executive officers.

COMPENSATION PHILOSOPHY

     In general, the compensation policies adopted by the Compensation Committee are designed to (i) attract and retain executives capable of leading the Company to meet its business objections and (ii) motivate the Company's executives to enhance long-term stockholder value. Each year, the Compensation Committee reviews the performance of the Company and compares such performance to specified internal and external performance standards. The Compensation Committee has developed the following compensation guidelines as the principles upon which compensation decisions are made:

     - Provide incentives to increase corporate performance and stockholder value relative to those of other companies in the industry; and

     - Provide a competitive total compensation package that enables the Company to attract, motivate and retain key executives. In general, the Committee seeks to maintain compensation at least at the median compensation provided by its peer group competitors.

EXECUTIVE COMPENSATION COMPONENTS

     The Company's executive compensation program is comprised of fixed and performance-based compensation. The fixed component is the executive officer's base salary, and the performance-based component is comprised of awards of stock options and incentive bonuses.

     Base Salary. Subject to the terms of the employment agreements, base salaries for the Company's executive officers are approved annually with the objective that the salaries be generally consistent with median salary rates for comparable positions in companies of similar size within the healthcare and/or assisted living industries. The companies included in the peer index in the stock performance graph below generally are included in this salary survey data. In determining competitive compensation levels, the Compensation Committee obtains information such as compensation data from independent sources. An evaluation of competitive base salary levels must take into account the extent to which compensation paid by various companies is weighted between base salary and incentive compensation. Individual performance over time is also taken into account in determining base salaries. The base salary rate of the Company's executive officers (other than the Chief Executive Officer) are reviewed and approved by the Compensation Committee based on recommendations made by the Chief Executive Officer and on industry salary information.

     Incentive Bonuses. To date, the Company has not adopted a formal incentive bonus plan, but the Compensation Committee has recommended that the Company's executive officers receive cash bonuses in prior years based on the Company's overall performance, with the amount awarded to each executive based on the Compensation Committee's evaluation of each such executive's performance and relative contribution. In addition, those executive officers subject to employment agreements with the Company receive bonuses pursuant to the terms of such agreements, most of which provide for the payment of bonuses at the discretion of the Board if certain objectives are achieved. Based on the Company's performance, the Compensation Committee recommends to the Board the payment of bonuses to such executives consistent with such agreements. Stock options were granted to the Named Executives in respect of the Company's 1998 performance in lieu of incentive bonuses.

     Stock Options. The Compensation Committee periodically grants the Chief Executive Officer and the executive officers stock options under the 1995 Plan. The options are granted based on the optionee's contribution to the Company. In 1998, 227,027 stock options were granted to the Chief Executive Officer and an aggregate of 287,631 options were granted to the Company's other executive officers. The options were priced at fair market value at the date of grant and, subject to accelerated vesting upon a change in control, vest 50% on the second anniversary of the grant date, 75% on the third anniversary of the grant date and 100% on the fourth anniversary of the grant date.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Company's Chief Executive Officer compensation is paid pursuant to the terms of his employment agreement which was originally entered into in December 1993. This agreement provides that Mr. Lasky's base salary shall not be less than $200,000 and that he is entitled to an incentive bonus in an amount up to 35% of his base salary if certain objectives are achieved. Stock options were granted to Mr. Lasky in respect of the Company's 1998 performance in lieu of an incentive bonus.

                                          Submitted by the Compensation
                                          Committee

                                          Richard W. Boehlke
                                          William G. Petty, Jr.

     Pursuant to Securities and Exchange Commission ("SEC") regulations, this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act").

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company consists of the three persons named as signatories to the Compensation Committee report above. There are no Compensation Committee Interlocks.

     The Company leases an assisted living residence (in Tacoma, Washington) from the 2010 Union L.P., of which Richard W. Boehlke, a director of the Company, is the 99% general partner. Lease payments by the Company to this partnership aggregated $673,122 in 1998.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return from August 6, 1996 (the date the Company's Common Stock began trading on the American Stock Exchange) through December 31, 1998 with the cumulative total return of the Standard and Poor's 500 Stock Index and a self-constructed Peer Group (as defined below**). The return assumes reinvestment of dividends. The graph assumes an investment of $100 on August 6, 1996 in the common stock of each of the subject companies. The initial public offering price of the Company's Common Stock was $13.00 per share.

                COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN*
            AMONG ALTERNATIVE LIVING SERVICES, INC., THE S & P INDEX
                                AND A PEER GROUP

                                                    ALTERNATIVE
               MEASUREMENT PERIOD                   LIVING SVCS           PEER
             (FISCAL YEAR COVERED)                   INC (ALI)           GROUP           S & P 500
8/6/96                                                         100               100               100
9/96                                                           108               107               104
12/96                                                          111                97               113
3/97                                                           125               104               116
6/97                                                           173               132               136
9/97                                                           187               136               146
12/97                                                          227               156               150
3/98                                                           255               160               171
6/98                                                           208               132               177
9/98                                                           206               115               159
12/98                                                          262               152               193

 ----------------

 * $100 invested on 08/06/96 in stock or index -- including reinvestment of dividends.
** The Peer Group is comprised of assisted living companies selected by the Company, consisting of: ARV Assisted Living, Inc., Assisted Living Concepts, Inc., CareMatrix Corporation, Emeritus Corporation, Karrington Health, Inc. and Sunrise Assisted Living, Inc.

     Pursuant to SEC regulations, this performance graph is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company provides payroll processing and financial statement preparation services to six dementia care residences in Wisconsin for a partnership that is 50% owned and controlled by Mr. Lasky, the Company's President and Chief Executive Officer. Pursuant to this arrangement, the Company charges an annual fee of $10,000. Accrued fees owing to the Company by this partnership for previously provided management services were $581,000 and $585,000 at December 31, 1998 and 1997, respectively.

     Mr. Buchanan and Mr. Vick each own 50% of High Planes of Wichita, LLC ("HP") which, in turn, owns 50% of Sierra Bravo Aviation, LLP ("SB"). During 1998, the Company has paid or accrued $286,958 to

HP and $0 to SB related to the Company's use of an airplane owned by SB. In September 1998, Mr. Vick relinquished his interest in these entities.

     For certain additional background information regarding transactions involving the Company and its respective officers, directors and stockholders, see "Employment and Services Agreements" and "Compensation Committee Interlocks and Insider Participation."

     The Company believes that each of the foregoing transactions was on terms substantially similar to those that it could have obtained from unaffiliated third parties. In the case of related party transactions, it is the Company's policy to enter into such agreements on terms, which in the opinion of the Company, are substantially similar to those that could otherwise be obtained from unrelated third parties, and that all such transactions be approved by a majority of the disinterested members of the Board.

     PROPOSAL 2 -- PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF
                   INCORPORATION TO CHANGE THE CORPORATE NAME

     The Company's Board of Directors has adopted, and is recommending to the stockholders for their approval at the Meeting, a resolution to amend Article 1 of the Company's Restated Certificate of Incorporation, as amended, to change the corporate name. The applicable text of the resolutions of the Board is as follows:

          "RESOLVED, that the Company's Restated Certificate of Incorporation be amended to change the name of the corporation and that such amendment be effected by deleting Article 1 of the Company's Restated Certificate of Incorporation in its entirety and substituting in lieu thereof:

                                   "ARTICLE 1

        The name of the Corporation is ALTERRA HEALTHCARE CORPORATION."

     The Company has decided to create a corporate brand name, Alterra, to provide better consumer recognition of the Company's products and service offerings. The Company's residences operate under several brand names, including Clare Bridge(R), the brand name of the Company's primary free-standing, dementia care model, Wynwood(R), the brand name of the Company's upper income, frail elderly model, Sterling House(R), the brand name of the Company's frail elderly model designed primarily for small to medium sized communities, and Crossings(R), the brand name of the Company's apartment-style, frail elderly model. Through the Alterra brand name, the Company intends to create a strong, corporate level brand identity across all of its residence models and service level offerings. Management believes that corporate level branding will allow potential residents and referral services to more easily identify the Company's product offerings in different geographic and service markets. In addition, management believes that corporate level branding will provide an opportunity to reduce long term marketing expenditures by eliminating certain duplication inherent in marketing each product line and residence model separately.

     In the judgment of the Board of Directors, a change in the Company's corporate name to incorporate the Alterra brand name is an appropriate step in implementing this corporate branding strategy.

     If the amendment is adopted, stockholders will not be required to exchange outstanding stock certificates for new certificates.

     Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Meeting. If approved by the stockholders, the amendment to Article 1 will become effective upon filing a Certificate of Amendment to the Company's Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware, which filing is expected to take place shortly after the Meeting. However, the Board will be authorized, without a further vote of the stockholders, to abandon the name change and determine not to file the Certificate of Amendment if the Board concludes that such action would be in the best interest of the Company and its stockholders. If this proposal is not approved by the stockholders, then the Certificate of Amendment will not be filed.

               THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

                                  ACCOUNTANTS

     The Board currently plans to appoint KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 1999. KPMG LLP has examined the Company's financial statements since 1993 and has no relationship with the Company other than that arising from its appointment as independent auditors. Representatives of KPMG LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers, and persons who own beneficially more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge and except as previously disclosed, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with during 1998, except that Mr. Boehlke did not report his sale of 150,000 shares of Common Stock in August 1998 nor his sale of 200,000 shares of Common Stock in September 1998 until he filed his Form 4 on December 7, 1998.

                                 OTHER MATTERS

     The Board does not know of any other matters which may come before the Meeting. If any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than January 9, 2000, in order to be included in the proxy statement and proxy relating to that annual meeting.

     Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Stockholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.

                                          By Order of the Board of Directors,
                                                   \s\ THOMAS E. KOMULA

                                          Thomas E. Komula
                                          Secretary

Brookfield, Wisconsin
April   , 1999

                    (ALTERNATIVE LIVING SERVICES, INC. LOGO)

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 1999

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                 DIRECTORS OF ALTERNATIVE LIVING SERVICES, INC.


     The undersigned appoints William F. Lasky, Thomas E. Komula and Mark W. Ohlendorf, and each of them, with full power of substitution, the proxies and attorneys of the undersigned, to vote as specified hereon at the Annual Meeting of Stockholders (the "Annual Meeting") of Alternative Living Services, Inc. (the "Company") to be held at The Sheraton Milwaukee/Brookfield, 375 South Moorland Road, Brookfield, Wisconsin 53003, on Wednesday, May 19, 1999 at 10:00 a.m., Milwaukee time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy) that the undersigned would have if personally present at the Annual Meeting, to act in their discretion upon any other matter or matters that may properly be brought before the Annual Meeting and to appear and vote all the shares of Common Stock of the Company that the undersigned may be entitled to vote. The undersigned hereby acknowledged receipt of the accompanying Proxy Statement and Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Annual Meeting.

[X] Please mark your
    votes as in this
    example.


1. Election of Directors
   [ ] FOR all nominees (except          [ ] WITHHOLD authority to vote
       as marked to the right)               for all nominees

   INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that name in the space provided below.


   ------------------------------------------------------------------------

The Board of Directors recommends a vote FOR the following proposals:

To elect the eight nominees listed below to the Board of Directors of Alternative Living Services, Inc.

NOMINEES: Richard W. Boehlke, Timothy J. Buchanan, Gene E. Burleson, Robert Haveman, William F. Lasky, William G. Petty, Jr., Jerry L. Tubergen and Steven L. Vick

2. To approve the Amendment to the Company's Restated Certificate of Incorporation to change the Company's name.

                     FOR         AGAINST        ABSTAIN
                     [ ]           [ ]            [ ]

                                        This proxy may be revoked at any time
                                        prior to the voting thereof.

                                        UNLESS OTHERWISE MARKED, THIS PROXY WILL
                                        BE VOTED AS IF MARKED FOR THE PROPOSALS
                                        ABOVE.                ---



                                        Please date and sign as name appears
                                        hereon. When signing as executor,
                                        administrator, trustee, guardian or
                                        attorney, please give full title as
                                        such. If a corporation, please sign in
                                        full corporate name by president or
                                        other authorized corporate officer. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign.


                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Signature if held jointly


                                        Dated                             , 1999
                                             -----------------------------